UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2017 (May 8, 2017)

MAGICJACK VOCALTEC LTD.
(Exact name of registrant as specified in its charter)

Israel	000-27648
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

12 HAOMANUT STREET, 2nd FLOOR
POLEG INDUSTRIAL AREA, NETENYA, ISRAEL 42504
(Address of principal executive offices, including zip code)

Telephone: (561) 749-2255
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2017, the Board of Directors of magicJack VocalTec Ltd. (the “Company”) approved the recommendation of the Compensation Committee and entered into an employment agreement with the Company’s chief executive officer, Don C. Bell III (“Bell Employment Agreement”); and an employment agreement with Thomas Fuller, the Company’s executive vice president finance who will transition into the role of executive vice president and chief financial officer on May 11, 2017 (the “Fuller Employment Agreement”).

Prior to joining the Company, Thomas Fuller, age 45, was a telecommunications industry consultant with Echo Financial Business Consulting, a consulting firm he co-founded to provide financial and operational consulting and transaction support services to companies predominantly in the telecommunications industry.  Prior thereto, from 2003 to 2014 Mr. Fuller served at IPC Systems Inc, a specialized network service and telecommunication equipment provider, in various financial and operational roles including EMEA Finance Director, VP Business Development & Operations and most recently as SVP Marketing & Sales Support.  Prior to IPC, Mr. Fuller served as the Finance Director for two Benchmark Capital funded start-ups, and as the UK Finance Director for Sterling Software Inc.  Mr. Fuller began his career at Ernst & Young where he worked as an audit manager and within the Due Diligence practice.  There are no family relationships between Mr. Fuller and any of the Company's directors or executive officers.  There are no related party transactions between Mr. Fuller and the Company.  Upon Mr. Fuller assuming the role of chief financial officer on May 11, 2017, Jose Gordo will cease to serve as chief financial officer, but is expected to continue for a brief transition period as a non-officer employee of the Company.  The Company intends to make the severance payment to Mr. Gordo pursuant to the terms of his existing employment agreement upon the termination of his employment and expects Mr. Gordo will execute a release as contemplated by the agreement.

The Bell Employment Agreement provides for a three-year term from the date Mr. Bell was appointed as the Company’s chief executive officer, March 9, 2017.  The Company has agreed to pay Mr. Bell an annual base salary of $500,000 with a signing bonus of $500,000 payable within three (3) days after the Company’s shareholders have approved Mr. Bell’s Employment Agreement.  In addition, the Bell Employment Agreement provides for an annual target bonus of 100% of Mr. Bell’s annual base salary, starting at 35% and going up to 200% of the target annual bonus.  The bonus will be payable upon the achievement of certain performance objectives based upon company performance measured by revenue and EBITDA targets, subject to a sliding scale starting at 80% and up to 120% of the Company target goals. The Bell Employment Agreement also provides for long-term equity incentives, including a restricted stock grant of 149,068 shares and the grant of an option to purchase 1,883,165 shares, both of which were granted on May 8, 2017. Mr. Bell’s restricted stock grant is granted under the terms of the Company’s 2013 Stock Incentive Plan.  Mr. Bell’s option grant is granted under the terms of the Company’s Amended 2013 Stock Incentive Plan (the “Amended Plan”), and is subject to approval of the Amended Plan by the Company’s shareholders. The option will have an exercise price equal to $9.51 per share and will vest over thirty-four (34) months commencing on the one year anniversary of the date of grant.  The restricted stock grant will similarly vest over a period of thirty-four (34) months commencing on the one year anniversary of the date of grant.  After the one year anniversary of their respective grant dates, both equity grants are subject to partial accelerated vesting in the event of Mr. Bell’s termination without “cause” or for “good reason” (as each as defined in the Bell Employment Agreement) or in the event of his termination as a result of his death or disability, and full accelerated vesting under certain circumstances related to a “change of control” of the Company.  The Bell Employment Agreement also contains a special bonus opportunity upon a change of control of the Company prior to the first anniversary of the grant date of up to $2.5 million.

As provided in the Israeli Companies Law, the Bell Employment Agreement, including the option grant and grant of restricted shares, must be approved by the shareholders of the Company.  Accordingly, these agreements were entered into subject to such shareholder approval.  The Company intends to call a meeting of the shareholders at which the shareholders will be asked to consider and approve these agreements.  The Bell Employment Agreements provides that the Company will file a proxy statement for such a meeting within 30 days of the execution of the Bell Employment Agreement.

The Fuller Employment Agreement provides for a three-year term from the original date of hire of March 13, 2017.  The Company has agreed to pay Mr. Fuller an annual base salary of $275,000 and a signing bonus of $275,000 payable within three days of the execution of the Fuller Employment Agreement.  In addition, the Fuller Employment Agreement provides for an annual target bonus of 75% of Mr. Fuller’s annual base salary, starting at 35% and going up to 200% of the target annual bonus.  The bonus will be payable upon the achievement of certain performance objectives based upon company performance measured by revenue and EBITDA targets, subject to a sliding scale starting at 80% and up to 120% of the Company target goals.  The Fuller Employment Agreement also provides for long-term equity incentives, including a restricted stock grant of 37,267 shares and the grant of an option to purchase 470,791 shares.  Mr. Fuller’s restricted stock grant is granted under the terms of the Company’s 2013 Stock Incentive Plan.  Mr. Fuller’s option grant is granted under the terms of the Company’s Amended 2013 Stock Incentive Plan (the “Amended Plan”), and is subject to approval of the Amended Plan by the Company’s shareholders. The option will have an exercise price equal to $9.51 per share and will vest over thirty-four (34) months commencing on the one year anniversary of the date of grant.  The restricted stock grant will similarly vest over a period of thirty-four (34) months commencing on the one year anniversary of the date of grant.  After the one year anniversary of their respective grant dates, both equity grants are subject to partial accelerated vesting in the event of Mr. Fuller’s termination without “cause” or for “good reason” (as each as defined in the Fuller Employment Agreement) or in the event of his termination as a result of his death or disability, and full accelerated vesting under certain circumstances related to a “change of control” of the Company.  The Fuller Employment Agreement also contains a special bonus opportunity upon a change of control of the Company prior to the first anniversary of the grant date of up to $706,250.

Also on May 8, 2017, the Board approved amendments to the Company’s 2013 Stock Incentive Plan (the “Plan”).  Specifically, the Board approved an increase in the number of the Company’s ordinary shares issuable under the plan from 3,600,000 to 6,600,000, subject to certain reductions in the event of the grant of Full Value Awards (as defined in the Amended Plan) and new restrictions concerning vesting and acceleration of vesting.  These changes are subject to the approval of the shareholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Don C. Bell III
Don C. Bell III
President and Chief Executive Officer

Date: May 10, 2017